EXHIBIT 12

STATE STREET CORPORATION

Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

(Dollars in millions)		Nine Months Ended September 30, 2009		Years Ended December 31,
				2008		2007		2006		2005		2004

EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$1,845		$2,842		$1,903		$1,771		$1,432		$1,192
Share of pre-tax income of unconsolidated entities		49		34		65		43		16		39
Fixed charges		446		983		1,248		1,384		948		481

Adjusted earnings	(A)	$2,340		$3,859		$3,216		$3,198		$2,396		$1,712

Interest on short-term borrowings		$162		$674		$959		$1,145		$753		$315
Interest on long-term debt, including amortization of debt issuance costs		185		187		189		140		100		68
Portion of long-term leases representative of the interest factor(1)		99		122		100		99		95		98
Preferred stock dividends and related adjustments(2)		226		34		—		—		—		—

Fixed charges and preferred stock dividends	(B)	$672		$1,017		$1,248		$1,384		$948		$481

Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends, excluding interest on deposits	(A)/(B)	3.48	x	3.79	x	2.58	x	2.31	x	2.53	x	3.56	x

INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$1,845		$2,842		$1,903		$1,771		$1,432		$1,192
Share of pre-tax income of unconsolidated entities		49		34		65		43		16		39
Fixed charges		601		2,309		3,546		3,275		2,080		993

Adjusted earnings	(C)	$2,495		$5,185		$5,514		$5,089		$3,528		$2,224

Interest on short-term borrowings and deposits		$317		$2,000		$3,257		$3,036		$1,885		$827
Interest on long-term debt, including amortization of debt issuance costs		185		187		189		140		100		68
Portion of long-term leases representative of the interest factor(1)		99		122		100		99		95		98
Preferred stock dividends and related adjustments(2)		226		34		—		—		—		—

Fixed charges and preferred stock dividends	(D)	$827		$2,343		$3,546		$3,275		$2,080		$993

Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends, including interest on deposits	(C)/(D)	3.02	x	2.21	x	1.55	x	1.55	x	1.70	x	2.24	x

(1)

The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in the consolidated statement of income.

(2)	Preferred dividends, including accretion, were adjusted to represent pre-tax earnings that would be required to cover dividend and accretion requirements.

STATE STREET CORPORATION

Ratios of Earnings to Fixed Charges

(Dollars in millions)		Nine Months Ended September 30, 2009		Years Ended December 31,
				2008		2007		2006		2005		2004
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$1,845		$2,842		$1,903		$1,771		$1,432		$1,192
Share of pre-tax income of unconsolidated entities		49		34		65		43		16		39
Fixed charges		446		983		1,248		1,384		948		481

Adjusted earnings	(A)	$2,340		$3,859		$3,216		$3,198		$2,396		$1,712

Interest on short-term borrowings		$162		$674		$959		$1,145		$753		$315
Interest on long-term debt, including amortization of debt issuance costs		185		187		189		140		100		68
Portion of long-term leases representative of the interest factor(1)		99		122		100		99		95		98

Fixed charges	(B)	$446		$983		$1,248		$1,384		$948		$481

Consolidated ratios of adjusted earnings to fixed charges, excluding interest on deposits	(A)/(B)	5.25	x	3.93	x	2.58	x	2.31	x	2.53	x	3.56	x

INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$1,845		$2,842		$1,903		$1,771		$1,432		$1,192
Share of pre-tax income of unconsolidated entities		49		34		65		43		16		39
Fixed charges		601		2,309		3,546		3,275		2,080		993

Adjusted earnings	(C)	$2,495		$5,185		$5,514		$5,089		$3,528		$2,224

Interest on short-term borrowings and deposits		$317		$2,000		$3,257		$3,036		$1,885		$827
Interest on long-term debt, including amortization of debt issuance costs		185		187		189		140		100		68
Portion of long-term leases representative of the interest factor(1)		99		122		100		99		95		98

Fixed charges	(D)	$601		$2,309		$3,546		$3,275		$2,080		$993

Consolidated ratios of adjusted earnings to fixed charges, including interest on deposits	(C)/(D)	4.15	x	2.25	x	1.55	x	1.55	x	1.70	x	2.24	x

(1)

The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in the consolidated statement of income.